SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2003

ARADIGM CORPORATION

(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

0-28402 (Commission File No.)	94-3133088 (IRS Employer Identification No.)

3929 Point Eden Way
Hayward, California 94545
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 265-9000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5. Other Events
Item 7. Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

     As of February 10, 2003, Aradigm Corporation (the “Company”) entered into a Securities Purchase Agreement filed herewith as Exhibit 10.1 (the “Agreement”) with the persons listed on Exhibit A to the Agreement (collectively, the “Purchasers”). Pursuant to the Agreement, the Company agreed to issue and sell to the Purchasers, and the Purchasers agreed to purchase from the Company, approximately 18,992,391 shares of the Company’s Common Stock (the “Common Stock”) at $0.79 per share (the “Shares”) and warrants to purchase approximately 4,273,272 shares of the Common Stock at $1.07 per share (the “Warrants” and collectively with the Shares, the “Securities”), for an aggregate purchase price of approximately $15,004,000 in a private placement (the “Financing”). For each Share issued to each Purchaser, the Purchaser will receive a Warrant to purchase .225 shares of the Common Stock.

     As of February 10, 2003, in connection with the Financing, the Company and certain holders of warrants to purchase 4,016,024 shares of the Common Stock at $6.97 per share (the “Existing Warrants”) entered into a Warrant Repricing Agreement in the form filed herewith as Exhibit 10.2 (the “Warrant Repricing Agreement”). Pursuant to the terms of the Warrant Repricing Agreement and as an inducement to the holders of the Existing Warrants to participate in the Financing, the parties to the Warrant Repricing Agreement agreed to cancel the Existing Warrants and issue in their place, on a one to one basis, new warrants to purchase shares of the Common Stock (the “Repriced Warrants”). The Repriced Warrants have an exercise price per share of $1.12 and may only be exercised for cash, except under certain limited circumstances.

     The Financing is contingent upon certain closing conditions, including the approval of the Company’s shareholders. On February 11, 2003, the Company filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) pursuant to which the Company will solicit shareholder approval of the Financing. As of February 10, 2003, New Enterprise Associates 10, Limited Partnership, entered into a Voting Agreement with certain shareholders of the Company holding approximately 50% of the Common Stock on an as converted basis, pursuant to which such shareholders have agreed to vote in favor of the Financing. The closing of the Financing is scheduled to occur promptly after the date of the special shareholder meeting. The Company agreed that, within 30 days of the closing date of the Financing, it will prepare and file with the SEC a registration statement covering the resale of the Shares, the shares of Common Stock issuable upon exercise of the Warrants and the shares of Common Stock issuable upon exercise of the Repriced Warrants.

     The press release issued by the Company on February 11, 2003 announcing the Financing is filed herewith as Exhibit 99.1.

Item 7. Exhibits.

Exhibit
Number	Description

10.1	Securities Purchase Agreement, dated as of February 10, 2003, by and between the Company and the persons listed on Exhibit A thereto.

10.2	Warrant Repricing Agreement, dated as of February 10, 2003, by and between the Company and the persons listed on Exhibit A thereto.

99.1	Press Release dated February 11, 2003.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARADIGM CORPORATION

Dated: February 12, 2003	By:	/S/ THOMAS C. CHESTERMAN

Thomas C. Chesterman

	Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

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INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Securities Purchase Agreement, dated as of February 10, 2003, by and between the Company and the persons listed on Exhibit A thereto.

10.2	Warrant Repricing Agreement, dated as of February 10, 2003, by and between the Company and the persons listed on Exhibit A thereto.

99.1	Press Release dated February 11, 2003.

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